EXHIBIT 4.1



[LOGO]     CAPELOGIC INCORPORATED
           Providing Technology Solutions for Financial Services

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                                         59 Longview Avenue, Randolph, NJ 07869
                                                     Telephone:  (973) 598-9860
                                                           Fax:  (973) 387-0124
                                                        Web:  www.Capelogic.com



December 13, 2005

Advisor's Asset Management
A Division of Fixed Income Securities, L.P.
8100 E. 21st St. North, Ste. 900B
Wichita, KS  67228



Re:  ADT64, CPI Linked Note Portfolio, Series 2
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Gentlemen:

We have examined the Registration Statement File No. 333-129876, for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the evaluator for the ADT 64, CPI Linked Note Portfolio, Series 2. Subsequently, we hereby consent to the reference of Capelogic, Inc. as Trust evaluator.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our data base as of the date of the evaluation report.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/  SALMAN AHMAD
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Salman Ahmad
Treasurer








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